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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 9, 2005

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                         AMCOL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                       0-15661                36-0724340
State of Other Jurisdiction     Commission File Number      I.R.S. Employer
    of Incorporation                                      Identification Number

              ONE NORTH ARLINGTON, 1500 WEST SHURE DRIVE, SUITE 500
                        ARLINGTON HEIGHTS, IL 60004-7803
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 394-8730

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 15, 2005, AMCOL International Corporation (sometimes referred to in this Report as the "Company") issued a press release (i) reporting that the Company expects to restate the financial results reported in its quarterly report on Form 10-Q, as amended, for the quarter ended September 30, 2004 due to an understatement of net income during such period, (ii) reporting revisions to its financial results for the quarter and year ended December 31, 2004, previously reported in the Company's press release, dated January 18, 2005,
(iii) indicating that the Company will report a material weakness in its internal control over financial reporting in its Annual Report on Form 10-K resulting from points (i) & (ii), and (iv) reporting that the Company is filing a Form 12b-25 to report the delay in filing its Annual Report on Form 10-K. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) In its March 15, 2005 press release, referenced in Item 2.02 above, the Company announced that it expects to restate prior financial results. Specifically, on March 9, 2005, the audit committee of the Company's board of directors concluded that previously issued financial information contained in
(i) the Company's quarterly report on Form 10-Q for the period ended September 30, 2004, as originally filed on November 8, 2004 and as amended on November 9, 2004, and (ii) the Company's press release, dated January 18, 2005, titled "AMCOL International Reports 34 Percent Increase in Fourth Quarter Diluted Earnings Per Share From Continuing Operations Over 2003" should not be relied upon because of errors arising from the understatement of net income during its third quarter of 2004. The Company's audit committee and senior management discussed the matter disclosed in this report with KPMG LLP, the Company's independent registered public accounting firm.

In September 2004, the Company filed amended federal income tax returns for the 1999, 2000, 2001 and 2002 tax years. The amended federal tax returns seek additional refunds for the 1999, 2000, 2001 and 2002 tax years on the basis of changes in certain deductions and credits allowed in those years, partly carried back to 1996 (the "Claimed Deduction and Credit Calculation Refunds"). The total amount of refunds sought by the Company in connection with the Claimed Deduction and Credit Calculation Refunds is $5.2 million.

Previously, the management of the Company did not recognize any net income in connection with the filing of the amended federal tax returns because it believed that any potential gain was contingent upon various factors which precluded assessing the likelihood of a refund as probable. In connection with the preparation of its Annual Report on Form 10-K, the management of the Company has determined that this belief was erroneous and that that it is probable that the Company will recover at least $4.0 million as a result of the Claimed Deduction and Credit Calculation Refunds. Therefore, the Company is required under U.S. generally accepted accounting principles to recognize an income tax receivable of $4.0 million in the quarter ended September 30, 2004 as a result of the Claimed Deduction and Credit Calculation Refunds. Because management considers it

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appropriate to record an income tax receivable, it has also determined that an accrual should be recorded for estimated professional accounting fees of $1.2 million ($0.8 million net of taxes) associated with the Claimed Deduction and Credit Calculation Refunds. The net effect of recording the income tax receivable and the professional accounting fees accrual is an increase of $3.2 million in net income for the quarter ended September 30, 2004.

In addition, the Company has determined that it is necessary to make certain adjustments correcting the deferred income tax assets and income taxes payable by a wholly-owned Company subsidiary in the United Kingdom (the "UK Tax Adjustments"). These adjustments include an increase in retained earnings by $1.0 million and a reduction of the Company's income tax expense for the quarter ended September 30, 2004 by $1.1 million, which in turn increases the Company's net income for such period by an equal amount.

Accordingly, the Company expects to restate its financial statements for the quarter ended September 30, 2004 to reflect the foregoing, resulting in additional net income of $4.3 million and an increase in retained earnings of $1.0 million. The Company will file with the Securities and Exchange Commission an amended quarterly report on Form 10-Q/A for such period. The Company expects to file such amended quarterly report on Form 10-Q/A no later than March 31, 2005.

The foregoing corrections are also reflected in its revised discussion of financial results for the quarter and year ended December 31, 2004 reported in the Company's press release dated March 15, 2005 attached hereto as Exhibit 99.1.

The discussion of the Company's revised financial results contained in this Current Report on Form 8-K and the attached press release has been prepared by management and represents management's preliminary assessment of the revised results and has not been audited or reviewed by KPMG LLP. Actual revised financial results for the quarter ended September 30, 2004 will be included in the Company's amended quarterly report on Form 10-Q/A for such period. Audited financial results for the year ended December 31, 2004 will be included in the Company's Annual Report on Form 10-K.

The Company's management is in the process of assessing the effectiveness of the Company's internal control over financial reporting. The fact that the Company will restate its financial statements as described above is indicative of a material weakness in the Company's internal control over financial reporting. Accordingly, management will report a material weakness in internal control over financial reporting as of December 31, 2004 with respect to control over accounting for income taxes, when it completes the assessment required by
Section 404 of the Sarbanes-Oxley Act.

ITEM 8.01         OTHER EVENTS.

Adjustment of Retained Earnings

The amended federal tax returns referenced in Item 4.02 above also seek a refund for the 2000 tax year as a result of the Company's inadvertent failure to deduct certain state taxes paid in connection with the gain realized on the Company's sale of its Chemdal super-absorbent polymer business in 2000 (the "Claimed State Tax Deduction Refund"). The total amount of refunds sought by the Company in connection with the Claimed State Tax Deduction Refund is $5.6 million.

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Previously, the management of the Company did not recognize any net income in connection with the filing of the amended federal tax returns because it believed that any potential gain was contingent upon various factors which precluded assessing the likelihood of a refund as probable. In connection with the preparation of its Annual Report on Form 10-K, the management of the Company has determined that this belief was erroneous and that it is probable that the Company will recover $5.6 million as a result of the Claimed State Tax Deduction Refund. Therefore, the Company is required to increase its retained earnings for the quarter ended September 30, 2004 by $5.6 million as a result of the Claimed State Tax Deduction Refund.

The Company will include in the restated financial statements for the quarter ended September 30, 2004 the increase in its third quarter retained earnings from $140.0 million to $146.6 million due to the Claimed State Tax Deduction Refund and the UK Adjustment discussed above.

In addition, during the review and investigation of the Claimed Deduction and Credit Calculation Refunds, UK Tax Adjustments and Claimed State Tax Deduction Refund, the Company has determined that certain other nonmaterial adjustments, reclassifications and revised accounting estimates are appropriate to include in its restated financial statements for the quarter ended September 30, 2004 and its revised discussion of financial results for the quarter and year ended December 31, 2004.

As noted in Item 4.02 above, the discussion of the Company's revised financial results contained in this Current Report on Form 8-K and the attached press release has been prepared by management and represents management's preliminary assessment of the revised results and has not been audited or reviewed by KPMG LLP. Actual revised financial results for the quarter ended September 30, 2004 will be included in the Company's amended quarterly report on Form 10-Q/A for such period. Audited financial results for the year ended December 31, 2004 will be included in the Company's Annual Report on Form 10-K.

Delay in Filing Form 10-K

As a result of the time and resources being devoted by the Company's management to the restatement of the Company's financial statements for the quarter ended September 30, 2004, the Company has been unable to devote sufficient resources to timely provide to KPMG LLP all materials necessary to complete the audit of the Company's financial statements for the year ended December 31, 2004. Although the Company is diligently working with KPMG LLP in the performance of its audit, it recently became

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clear that the Company will not be able to file its Annual Report on Form 10-K in a timely manner. Accordingly, the Company is filing a Form 12b-25 to report the delay in filing its Annual Report on Form 10-K, which the Company expects to file on or prior to March 31, 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release titled "AMCOL International (NYSE: ACO) Reports Increase in Net Income for Third Quarter 2004 Results, Restatement of Third Quarter 2004 Financial Statements, Material Weakness in Internal Control resulting from the restatement and Delay in Filing Annual Report on Form 10-K" dated MXarch 15, 2005.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMCOL INTERNATIONAL CORPORATION

      Date:  March 15, 2005            By: /s/ Lawrence E.Washow
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                                           Lawrence E. Washow
                                           President and Chief Executive Officer